Exhibit 99.1

VA LINUX REPORTS RESULTS FOR FIRST FISCAL QUARTER, 2002

FREMONT, Calif.-(BUSINESS WIRE)-November 20, 2001-VA Linux Systems, Inc. (Nasdaq: LNUX), the provider of the SourceForge(TM) collaborative software development (CSD) platform, today announced results for its first fiscal quarter of 2002, ended October 27, 2001.

First quarter revenue totaled $5.6 million. Excluding residual revenue from the Company's exited Linux hardware and related businesses, quarterly revenue was $3.9 million. Net loss from operations was $8.7 million, or ($0.16) per share, excluding non-cash, restructuring and special items. At the end of the first quarter, the Company had approximately $71 million of cash and marketable securities. Revenue was within guidance, and net loss and cash usage were better than forecasts provided in VA's August 23, 2001 release.

VA now focuses primarily on its SourceForge enterprise software business. The Company expects revenue in the second quarter of fiscal 2002 to fall in the range of $4.0 to $4.5 million, with a net loss from operations in the range of $8.0 to $8.5 million. Quarterly cash usage is expected to approximate the operating loss.

"We were able to exit our Linux hardware and related businesses more quickly and with lower costs than we originally expected. Our expense levels and cash usage are down significantly," said VA Chairman and CEO Larry M. Augustin. "We have put a seasoned team in place around our SourceForge product and are pleased with the favorable response SourceForge Enterprise Edition 3.0 is receiving in the market. We see business conditions for us stabilizing, and expect to see continued declines in our cash usage combined with modest bottom line improvements over the remainder of this fiscal year."

A conference call to review results will be held at 2:00 pm (Pacific) today. The call may be accessed via webcast at http://www.valinux.com or by dialing (800) 700-7860 (access code 607990).

RECENT HIGHLIGHTS

On November 6, VA announced SourceForge Enterprise Edition 3.0--the latest version of its CSD platform. SourceForge 3.0 introduces key features such as enterprise search, enhanced monitoring and reporting capabilities, as well as improved performance through database integration with Oracle(R). SourceForge Enterprise Edition helps engineering, R&D and IT organizations accelerate development by improving internal visibility and control through a centralized, integrated CSD platform.

OTHER NOTABLE EVENTS

       - CUSTOMERS. SourceForge was selected by Cornell University as the CSD platform for The National Science Digital Library (NSDL), and by HP as the underlying platform for the HP Embedded Software Developer's Network (devnet). Additional customers announced during the quarter included IIJ Technology in Japan.

       - OSDN. On November 13, Compaq announced its sponsorship of the SourceForge.net Clustering Foundry, a central place for the Open Source community to share ideas and collaborate on clustering projects. Additional OSDN sponsors and advertisers include leading technology companies such as Intel, Sun Microsystems and IBM.

       - MANAGEMENT TEAM. On October 16, Colin Bodell was named VA's Senior Vice President of Product Development, reporting directly to President and Chief Operating Officer Ali Jenab. Mr. Bodell brings more than seventeen years of experience in software engineering and product development, and previously served as a senior executive at WebGain, Intellicorp and Merant.

       - COMPANY NAME. In its Proxy Statement, filed October 30, the Board of Directors recommended that stockholders approve a proposal to change the Company's name to "VA Software Corporation." The Board believes the new name would better identify the Company and its primary business: developing, marketing, selling and supporting the SourceForge CSD platform. The Board also believes that the current name is primarily identified with the Company's former Linux hardware systems and consulting businesses.

                Note Regarding Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding VA's: future financial performance and results of operations, including anticipated revenue, cash usage and net loss from operations; technological trends in and emergence of collaborative software development; the future functionality, market acceptance and adoption of, business potential and demand for, and efficiencies created by SourceForge enterprise software; management's strategy, plans and objectives for future operations; the impact of our restructuring, reductions in force and new business model on our operating expenses and the amount of cash utilized by operations each quarter; our intentions and strategies regarding customers and customer relationships; our intent to continue to invest significant resources in software development; our intent to develop long-term relationships and strategic alliances; competition, competitors, the bases of competition and our ability to compete; liquidity and capital resources; and sales strategy and anticipated benefits from such strategy. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: unforeseen expenses that VA may incur in future quarters; the possibility that VA will not identify sufficient sources of expense reduction; VA's quarterly sales cycle and fluctuation in demand for VA's products and services; competition with, and pricing pressures from, more established competitors; VA's success in expanding its SourceForge enterprise software business; the risk that VA's restructuring efforts will not succeed; VA's ability to successfully attract, retain and motivate employees; the possibility of further deterioration in the general economy and its impact on VA and its current and potential customers; VA's reliance upon strategic relationships with other companies and its ability to negotiate, close and implement specific terms relating to them; rapid technological and market change; future guidelines and interpretations regarding software revenue recognition; and VA's ability to protect and defend its intellectual property rights. Investors should consult VA's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 28, 2001, for further information regarding these and the other risks of the Company's business. These documents are available at the SEC Web site: www.sec.gov. VA assumes no obligation to update the forward-looking information contained in this news release.

                Note to editors: SourceForge and OSDN are trademarks of VA Linux Systems, Inc. Linux is a trademark of Linus Torvalds. All other trademarks are property of their respective owners.

Contact:
Patrick Fossenier, Investor Relations
VA Linux Systems
510-687-6854
pfossenier@valinux.com


Eureka Endo, Media Relations
VA Linux Systems
510-687-6754
eureka@valinux.com

                             VA LINUX SYSTEMS, INC.

                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)


                                                                                   THREE MONTHS ENDED
                                                                                --------------------------
                                                                                OCTOBER 27,    OCTOBER 27,
                                                                                   2001           2000
                                                                                --------------------------
                                                                                       (unaudited)
Net revenues ..............................................................      $  5,578       $ 56,062
Cost of revenues (1) ......................................................         4,419         43,450
                                                                                 --------       --------
   Gross margin ...........................................................         1,159         12,612

Operating expenses:
   Sales and marketing ....................................................         4,293         11,547
   Research and development ...............................................         2,903          4,730
   General and administrative (2) .........................................         3,698          5,554
                                                                                 --------       --------
     Total operating expenses (3) .........................................        10,894         21,831
                                                                                 --------       --------
Loss from operations ......................................................        (9,735)        (9,219)
Interest and other income, net ............................................         1,082          2,179
                                                                                 --------       --------
Loss from continuing operations ...........................................      $ (8,653)      $ (7,040)
                                                                                 ========       ========

Pro forma basic net loss per share ........................................      $  (0.16)      $  (0.15)

Pro forma basic and diluted weighted-average shares outstanding (2) .......        52,678         45,978

----------

(1) Excludes a net credit of $1,976k, consisting of a credit of $2,747k due to a change in estimate for inventory reserves and warranty requirements, and a charge of $771k primarily for severance and other related costs from the exit of our professional service business.

(2) Excludes a credit of $823k due to a change in estimate in the allowance for doubtful accounts.

(3) Excludes amortization of goodwill and intangible assets, amortization of compensation expense related to acquisitions, amortization of deferred stock compensation, and restructuring costs and other special charges.

                             VA LINUX SYSTEMS, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                                THREE MONTHS ENDED
                                                            --------------------------
                                                            OCTOBER 27,    OCTOBER 27,
                                                               2001           2000
                                                            --------------------------
                                                                   (unaudited)
Net revenues ..........................................      $  5,578       $ 56,062
Cost of revenues ......................................         2,443         43,450
                                                             --------       --------
   Gross margin .......................................         3,135         12,612

Operating expenses:
   Sales and marketing ................................         4,293         11,547
   Research and development ...........................         2,903          4,730
   General and administrative .........................         2,875          5,554
   Restructuring costs and other special charges ......        44,956             --
   Amortization of deferred stock compensation ........         1,984         20,883
   Amortization of goodwill and intangible assets .....         2,087         23,424
                                                             --------       --------
     Total operating expenses .........................        59,098         66,138
                                                             --------       --------
Loss from operations ..................................       (55,963)       (53,526)
Interest and other income, net ........................         1,082          2,179
                                                             --------       --------
Net loss ..............................................      $(54,881)      $(51,347)
                                                             ========       ========

Basic and diluted net loss per share ..................      $  (1.04)      $  (1.12)

Weighted-average shares outstanding:
Basic and diluted .....................................        52,678         45,978

                             VA LINUX SYSTEMS, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                                          THREE MONTHS ENDED
                                                                      --------------------------
                                                                       OCTOBER 27,       JULY 28,
                                                                          2001            2001
                                                                      --------------------------
                                                                      (unaudited)
ASSETS

Current assets:
   Cash and cash equivalents ....................................      $  51,491       $  60,347
   Marketable securities ........................................         19,202          22,595
   Accounts receivable, net .....................................          1,040          10,107
   Inventories ..................................................            711             343
   Prepaid expenses and other current assets ....................          3,086           3,895
                                                                       ---------       ---------
     Total current assets .......................................         75,530          97,287
Property and equipment, net .....................................         12,343          17,703
Goodwill and intangible assets, net .............................         24,011          56,730
Other assets ....................................................          1,521           1,313
                                                                       ---------       ---------
                                                                       $ 113,405       $ 173,033
                                                                       =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable .............................................      $   4,300       $  14,319
   Accrued restructuring liabilities ............................          2,483           3,135
   Accrued liabilities and other ................................         12,306          15,283
   Current portion of loans and notes payable ...................            727             756
                                                                       ---------       ---------
     Total current liabilities ..................................         19,816          33,493
Notes payable, net of current portion ...........................             --              42
Accrued restructuring liabilities, net of current portion .......         13,605           6,378
Other long-term liabilities .....................................          1,344           1,366
Minority interest ...............................................          5,095           5,392

COMMITMENTS AND CONTINGENCIES

Stockholders' equity:
   Common stock .................................................             55              54
   Additional paid-in capital ...................................        765,982         768,793
   Deferred stock compensation ..................................         (1,533)         (6,108)
   Accumulated other comprehensive loss .........................         (1,191)         (1,490)
   Accumulated deficit ..........................................       (689,768)       (634,887)
                                                                       ---------       ---------
     Total stockholders' equity .................................         73,545         126,362
                                                                       ---------       ---------
                                                                       $ 113,405       $ 173,033
                                                                       =========       =========